    As filed with the Securities and Exchange Commission on August 12, 2003.
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            IMPAX LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


                                  30831 Huntwood Avenue
          Delaware               Hayward, California 94544      65-0403311
-------------------------------- -------------------------  --------------------
 (State or other jurisdiction of   (Address of Principal    (I.R.S. Employer
  incorporation or organization)     Executive Offices)     Identification No.)
                                         (Zip Code)


            WARRANTS TO PURCHASE COMMON STOCK, dated NOVEMBER 1, 1998
                            (Full title of the Plan)

                                  Barry Edwards
                           Co-Chief Executive Officer
                            Impax Laboratories, Inc.
                               3735 Castor Avenue
                        Philadelphia, Pennsylvania 19124
                            Telephone (215) 289-2220

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Francis E. Dehel, Esq.
                                 Blank Rome LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 569-5500
                            Facsimile: (215) 569-5555


                                                CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                                            Proposed
                                                                         Proposed           maximum
                                                                          maximum          aggregate          Amount of
               Title of securities                   Amount to be      offering price      offering          registration
                to be registered                     registered (1)     per share(2)        price(2)              fee
-----------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share.........    1,734,616 shares        $0.75           $1,300,962           $106.00
-----------------------------------------------------------------------------------------------------------------------------

(1)      This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2)      The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the price at which the warrants may be exercised.
=============================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         The document(s) containing the information specified in Item I will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed as part of this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information.
        -----------------------------------------------------------

         The documents containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed by Impax with the SEC are hereby incorporated by reference in this registration statement:

                  (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

                  (b) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

                  (c) The description of our common stock, which is incorporated by reference in our registration statement on Form 8-A 12g/A (File No. 33-99310-NY) filed on December 5, 1997 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Impax is incorporated under the laws of the State of Delaware.

         Section 145 of the Delaware General Corporation Law, referred to as the DGCL, authorizes a court to award, or a corporation's board to directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Impax's Certificate of Incorporation, as amended, and By-laws provide for indemnification of Impax's officers and directors to the maximum extent permitted by Delaware law.

         The DGCL also provides that a Delaware corporation may include in its certificate of incorporation a provision which eliminates personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Impax's Certificate of Incorporation, as amended, provides a limitation of a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law.

         Impax has obtained directors' and officers' liability insurance for the benefit of Impax and its stockholders in the amount of $10,000,000.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The following exhibits are filed as part of this registration statement or, where so indicated, have been previously filed and are incorporated hereby by reference.

Number            Description

5.1               Opinion of Blank Rome LLP.

4.1               Form of Warrant, dated November 1, 1998.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).


Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to the Securities Exchange Act of 1934, as amended that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the date indicated.

                                              IMPAX LABORATORIES, INC.


Date: August 11, 2003                         By: Barry R. Edwards
                                                  ------------------------
                                                  Barry R. Edwards, Co-Chief
                                                  Executive Officer
                                                  (Principal Executive Officer)
                                                  and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Edwards, his true and lawful attorney-in-fact and agent, with full power of substitution of resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purpose as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                     Title                                        Date
Charles Hsiao, Ph.D.                     Chairman, Co-Chief Executive Officer         August 11, 2003
------------------------                                                              ----------------
Charles Hsiao, Ph.D.                     (Principal Executive Officer) and Director

Barry R. Edwards                         Co- Chief Executive Officer and Director     August 11, 2003
--------------------                                                                  ---------------
Barry R. Edwards

Larry Hsu, Ph.D.                         President, Chief Operating Officer and       August 11, 2003
--------------------                                                                  ---------------
Larry Hsu, Ph.D.                         Director

Cornel C. Spiegler                      Chief Financial Officer (Principal           August 11, 2003
----------------------                                                                ---------------
Cornel C. Spiegler                       Financial and Accounting Officer)

Leslie Z. Benet, Ph.D.                   Director                                     August 11, 2003
--------------------------                                                            ---------------
Leslie Z. Benet, Ph.D.

Robert L. Burr                           Director                                     August 11, 2003
------------------                                                                    ---------------
Robert L. Burr

David J. Edwards                         Director                                     August 11, 2003
--------------------                                                                  ---------------
David J. Edwards

Nigel Fleming, Ph.D.                     Director                                     August 11, 2003
------------------------                                                              ---------------
Nigel Fleming, Ph.D.

Michael Markbreiter                      Director                                     August 11, 2003
-----------------------                                                               ---------------
Michael Markbreiter

Oh Kim Sun                               Director                                     August 11, 2003
--------------                                                                        ---------------
Oh Kim Sun

Peter R. Terreri                         Director                                     August 11, 2003
--------------------                                                                  ---------------
Peter R. Terreri

                                  EXHIBIT INDEX
                                  -------------

Number            Description

4.1               Form of Warrant dated November 1, 1998.

5.1               Opinion of Blank Rome LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).